EXHIBIT 99


Jonathan B. Weis                            FOR IMMEDIATE RELEASE
Director of Corporate Communications
Entertainment Properties Trust
(816) 472-1700

Joe Keenan, Sturges + Word
(816) 221-7500

        ENTERTAINMENT PROPERTIES TRUST ANNOUNCES ADDITION
         OF SECOND DALLAS AREA MEGAPLEX THEATRE PROPERTY

     KANSAS CITY, MO. (April 20, 1998) -- Entertainment Properties Trust (NYSE:EPR), a real estate investment trust that owns entertainment-related properties, today announced it has purchased the Mesquite 30 megaplex theatre real estate from American Multi-Cinema Inc. (AMC), a subsidiary of AMC Entertainment Inc. AMC will continue to operate the theatre under a sale/leaseback transaction.

The addition brings to 15 the number of megaplex theatre properties EPR has acquired since the company became publicly traded in November of 1997. The Mesquite 30 megaplex is located in Mesquite, Texas, and is the second megaplex theatre property EPR owns in the Dallas area. The Company also owns the Grand 24 in Dallas.

Entertainment Properties Trust is a real estate investment trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR.